UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 22, 2009

NBTY, INC.

(Exact Name of Registrant as Specified in Charter)

001-31788

(Commission File Number)

DELAWARE	11-2228617
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.            REGULATION FD DISCLOSURE

On July 22, 2009, NBTY, Inc.  (“NBTY”) issued a press release announcing that the acquisition of Julian Graves Limited (“Julian Graves”) by NBTY’s subsidiary, NBTY Europe Limited (“NBTY Europe”), has been unconditionally cleared in the United Kingdom by the provisional findings of the Competition Commission.  A copy of NBTY’s press release is attached as Exhibit 99.1.

NBTY Europe purchased all of the issued share capital of Julian Graves, a chain of 350 food and confectionary stores in the U.K., on September 16, 2008 for approximately $25 million USD.  As previously announced, the Julian Graves acquisition was the subject of an inquiry from the Competition Commission for potential anti-trust implications.  In conjunction with this inquiry, Julian Graves operations have not been integrated with the operations of NBTY Europe.  The Competition Commission is expected to make its final decision on or before September 3, 2009.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

99.1                           Press release issued by NBTY, Inc., dated July 22, 2009.

This Form 8-K and the attached Exhibit are furnished to comply with Item 7.01 and Item 9.01 of Form 8-K.  Neither this Form 8-K nor the attached Exhibit are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Form 8-K nor the attached Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2009
NBTY, INC.

	By:	/s/ Harvey Kamil
Harvey Kamil
President and Chief Financial Officer